For Immediate Release

BENEFICIENT REPORTS THIRD QUARTER FISCAL 2026 RESULTS
Third quarter results show strengthened corporate foundation through cost management and increased operational efficiency
Dallas, TX. – February 17, 2026 (GlobeNewswire) – Beneficient (NASDAQ: BENF) (“Ben” or the “Company”), a technology-enabled platform providing exit opportunities and primary capital solutions and related trust and custody services to holders of alternative assets, today reported its financial results for the fiscal 2026 third quarter, which ended December 31, 2025.
Highlights of the quarter include:
•Resolved GWG Holdings, Inc. litigation and regained Nasdaq compliance
•Generated $50 million in gross proceeds from asset sales
•Fully paid off HH-BDH Credit Agreement principal balance (excluding $1.7 million for deferred interest and fees)
•Strengthened balance sheet and collateral base
Commenting on the fiscal 2026 third quarter results, interim Chief Executive Officer James Silk said: “Our third-quarter results demonstrate that we have stabilized, focused and strengthened our business. We are especially pleased to have reached a final, court-approved settlement related to the GWG Holdings litigation, regained full compliance with Nasdaq’s listing requirements, and appointed Peter T. Cangany, Jr. as our new Chairman. These and other milestones represent a turning point which we believe will allow Ben to focus more fully on driving growth and enhancing the value of our liquidity solutions.
“Throughout this process, we have remained disciplined in capital management and operational efficiency. Continued asset sales and equity redemptions generated $50 million in gross proceeds this year, allowing us to systematically reduce debt, including the HH-BDH Credit Agreement loans. With a stronger collateral base and reduced leverage, we are well positioned to serve customers and deliver long-term shareholder value.”
Third Quarter Fiscal 2026 and Recent Highlights (for the quarter ended December 31, 2025 or as noted):
•Reported investments with a fair value of $205.8 million, a decrease from $291.4 million at the end of our prior fiscal year, which served as collateral for Ben Liquidity's net loan portfolio of $187.5 million and $244.1 million, respectively.
•Operating expenses increased 5.7% to $14.7 million in the third quarter of fiscal 2026, which included interest associated with a recognized loss contingency accrual of $1.7 million, as compared to $13.9 million in the third quarter of fiscal 2025. On a year-to-date basis, operating expenses for fiscal 2026 were $109.9 million, which included the accrual of a loss contingency of $62.8 million and additional interest expense on the loss contingency accrual of $3.4 million, as compared to $1.9 million in the same period of fiscal 2025, which included the release of a loss contingency accrual of $55.0 million and a non-cash goodwill impairment of $3.7 million.
•Excluding the non-cash goodwill impairment and the loss contingency accrual (release) along with associated interest expense on the loss contingency in each period, as applicable, operating expenses declined 6.5% to $13.0 million in the third quarter of fiscal 2026 as compared to $13.9 million in the same period of fiscal 2025. On a year-to-date basis, excluding the non-cash goodwill impairment, the loss contingency accrual (release), and associated interest expense on the loss contingency accrual in each period, as applicable, operating expenses were $43.7 million for the first three quarters of fiscal 2026 as compared to $53.2 million for the first three quarters of fiscal 2025.
•Further completed asset sales or equity redemptions of certain investments held by the Customer ExAlt Trusts, resulting in an aggregate of $50.2 million in gross proceeds on a year-to-date basis, which have been used to pay down certain debt, including the pay-off of the outstanding principal balance on the HH-BDH Credit Agreement in January 2026, and provide working capital. The Company still owes $1.7 million for interest and fees under the HH-BDH Credit Agreement, which the parties have agreed to defer.
•Effective December 15, 2025, the Company appointed Peter T. Cangany, Jr. as Chairman of the Board.
•Entered into an additional primary capital transaction with a fund managed by a general partner on December 31, 2025, which will increase the collateral for the Company’s ExAlt loan portfolio by more than $3 million of interests in alternative assets.

•Announced on January 5, 2026, that we were notified by Nasdaq that the Company had regained compliance with the minimum bid price requirement and the continued listing requirements for warrants. As a result, the Company was in full compliance with the Nasdaq Capital Market’s listing requirements.
•Subsequent to December 31, 2025, the United States District Court for the Northern District of Texas approved the previously disclosed agreement to settle all claims pending in that jurisdiction under the previously disclosed lawsuits relating to GWG Holdings, Inc. against the Company, its subsidiaries, and each of their current and former directors and officers. With this approval, the settlement is final in accordance with the terms of the settlement agreement.
Loan Portfolio
As a result of executing on our business plan of providing financing for liquidity, or early investment exits, for alternative asset marketplace participants, Ben’s balance sheet is primarily comprised of loans collateralized by a well- diversified alternative asset portfolio that is expected to grow as Ben successfully executes on its core business.
Ben’s balance sheet strategy for ExAlt Loan origination is based on an endowment-style portfolio model for the fiduciary financings we make by utilizing our patent-pending computer implemented technologies branded as OptimumAlt. Our OptimumAlt endowment model balance sheet approach guides diversification of our fiduciary financings across seven asset classes of alternative assets, over 11 industry sectors in which alternative asset managers invest, and at least six countrywide exposures and multiple vintages of dates of investment into the private funds and companies.
As of December 31, 2025, Ben’s loan portfolio was supported by a highly diversified alternative asset collateral portfolio providing diversification across approximately 150 private market funds and approximately 430 investments across various asset classes, industry sectors and geographies. This portfolio includes exposure to some of the most exciting, sought after private company names worldwide, including:
•A leading Latin American pharmacy, health, and beauty retailer with an integrated physical and digital store network.
•A technology-enabled reforestation company using drones, seed science, and services to restore forests at scale following wildfires and other disturbances.
•A mobile banking services provider.
•A privately owned express intercity passenger rail system operator and owner of associated real estate.
•A developer of an integrated e-commerce and fulfillment platform to sell wine direct-to-consumers.
Figure 1: Portfolio Diversification
Diversification Using Principal Loan Balance, Net of Allowance for Credit Losses
As of December 31, 2025, the charts below present the ExAlt Loan portfolio’s relative exposure by certain characteristics (percentages determined by aggregate fiduciary ExAlt Loan portfolio principal balance net of allowance for credit losses, which includes the exposure to interests in certain of our former affiliates composing part of the Fiduciary Loan Portfolio).
As of December 31, 2025. The chart represents the characteristics of professionally managed funds and investments in the Collateral portfolio, which is comprised of a diverse portfolio of direct and indirect interests (through various investment vehicles, including, limited partnership interests and private and public equity and debt securities, which include our and our affiliates’ or our former affiliates’ securities), primarily in third-party, professionally managed private funds and investments. Loan balances used to calculate the percentages reported in the pie charts are loan balances, net of any allowance for credit losses, and as of December 31, 2025, the total allowance for credit losses was $391 million, for a total gross loan balance of $578 million and a loan balance net of allowance for credit losses of $187 million.

Business Segments: Third Quarter Fiscal 2026
Ben Liquidity
Ben Liquidity offers simple, rapid and cost-effective liquidity products through the use of our proprietary financing and trust structure, or the “Customer ExAlt Trusts,” which facilitate the exchange of a customer’s alternative assets for consideration.
•Ben Liquidity recognized $8.2 million of interest income for the fiscal third quarter, a decrease of 3.6% from the quarter ended September 30, 2025, primarily due to a higher percentage loans being placed on nonaccrual status and loan repayments primarily through asset sales proceeds, partially offset by the effects of compounding interest on the remaining loans.
•Operating loss for the fiscal third quarter was $29.2 million, a decline from an operating loss of $0.8 million for the quarter ended September 30, 2025. The decrease in operating performance was due to higher intersegment credit losses in the current fiscal period as compared to the quarter ended September 30, 2025 due to larger declines in NAV arising from adjustments to the relative share of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period and asset sales transacting generally at lower prices as a percentage of NAV during the quarter than in prior quarters, which resulted in lower relative loan paydowns.
Ben Custody
Ben Custody provides full-service trust and custody administration services to the trustees of certain of the Customer ExAlt Trusts, which own the exchanged alternative assets following liquidity transactions in exchange for fees payable quarterly calculated as a percentage of assets in custody.
•NAV of alternative assets and other securities held in custody by Ben Custody during the fiscal third quarter was $230.2 million as of December 31, 2025, compared to $338.2 million as of March 31, 2025. The decrease was driven by dispositions of certain alternative assets, distributions and unrealized losses on existing assets, principally related to adjustments to the relative share held in custody of the respective fund’s NAV based on updated financial information received from the funds’ investment manager or sponsor during the period or the fair value for investments deemed probable to be sold at an amount that differs from NAV, offset by $14.8 million of new originations.
•Revenues applicable to Ben Custody were $2.9 million for the fiscal third quarter, compared to $3.1 million for the quarter ended September 30, 2025. The decrease was a result of lower NAV of alternative assets and other securities held in custody at the beginning of the period when such fees are calculated along with certain upfront intersegment fees that are amortized into revenues over time being fully recognized in a prior period.
•Operating income for the fiscal third quarter decreased to $2.0 million from $2.3 million for the quarter ended September 30, 2025. The decrease was largely attributable to the decline in revenues applicable to this operating segment as described above and slightly higher employee compensation and benefits expense.
Business Segments: Through Nine Months Ended Fiscal 2026
Ben Liquidity
•Ben Liquidity recognized $25.5 million of interest income for the nine months ended December 31, 2025, down 25.2% compared to the prior year period, primarily driven by lower loans, net of the allowance for credit losses, resulting from higher levels of non-accrual loans and loan prepayments, partially offset by new loans originated.
•Operating loss was $36.0 million for the nine months ended December 31, 2025, declining from operating loss of $0.5 million in the prior year period. The increase in the operating loss is partially a result of the lower revenues period over period plus an increase in intersegment credit losses in the current fiscal year as compared to the same period in the prior year.
Ben Custody
•Ben Custody revenues were $10.2 million for the nine months ended December 31, 2025, down 36.9%, compared to the prior year period, largely the result of lower NAV of alternative assets and other securities held in custody along with certain upfront intersegment fees that are amortized into revenues over time being fully recognized in a prior period.
•Operating income was $7.4 million for the nine months ended December 31, 2025 compared to operating income of $9.1 million in the prior year period. While revenues declined in the current year period as compared to the same period in the prior year, operating expenses declined by $4.3 million reflecting non-cash goodwill impairment in the prior year period of $3.4 million and intersegment provision for credit loss of $1.3 million. No such impairment or credit losses were recorded in the current year period.

•Adjusted operating income(1) for the nine months ended December 31, 2025 was $7.4 million, compared to adjusted operating income(1) of $13.9 million in the prior year period with the decrease in adjusted operating income(1) driven by lower revenue related to lower NAV of alternative assets and other securities held in custody partially offset by slightly higher operating expenses during the current fiscal year period.
Capital and Liquidity
•As of December 31, 2025, the Company had cash and cash equivalents of $7.9 million and total debt of $100.3 million.
•Distributions received from alternative assets and other securities held in custody totaled $11.3 million for the nine months ended December 31, 2025, compared to $19.3 million for the same period of fiscal 2025. Additionally, during nine months ended December 31, 2025, we received proceeds of $50.2 million from the disposition of certain investments in alternative assets.
•Total investments (at fair value) of $205.8 million at December 31, 2025 supported Ben Liquidity's loan portfolio.
(1) Represents a non-GAAP financial measure. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
Consolidated Fiscal Third Quarter Results
Table 1 below presents a summary of selected unaudited consolidated operating financial information.

Consolidated Fiscal Third Quarter Results ($ in thousands, except share and per share amounts)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
GAAP Revenues	$18,670	$(2,763)	$4,419	NM	$3,284	$23,026	(85.7)%
Adjusted Revenues(1)	(25,393)	(2,759)	4,427	NM	(40,774)	23,572	NM
GAAP Operating Income (Loss)	3,944	(17,864)	(9,513)	NM	(106,568)	21,110	NM
Adjusted Operating Income (Loss)(1)	(36,764)	(12,588)	(7,301)	NM	(74,533)	(18,638)	NM
Basic Class A EPS (3)	$1.19	$(2.96)	$(10.60)	NM	$(10.30)	$82.41	NM
Diluted Class A EPS (3)	$0.04	$(2.96)	$(10.60)	NM	$(10.30)	$0.94	NM
Segment Revenues attributable to Ben's Equity Holders(2)	55,084	11,420	16,621	NM	79,562	49,482	60.8%
Adjusted Segment Revenues attributable to Ben's Equity Holders (1)(2)	11,021	11,420	16,621	(3.5)%	35,499	49,489	(28.3)%
Segment Operating Income (Loss) attributable to Ben's Equity Holders	8,656	(8,084)	(8,281)	NM	(75,864)	27,391	NM
Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders(1)(2)	$(32,052)	$(2,812)	$(4,737)	NM	$(43,834)	$(11,551)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 2 below presents a summary of selected unaudited consolidated balance sheet information.

Consolidated Fiscal Third Quarter Results ($ in thousands)	Fiscal 3Q26 As of December 31, 2025	Fiscal 4Q25 As of March 31, 2025	Change %
Investments, at Fair Value	$205,776	$291,371	(29.4)%
All Other Assets	119,070	50,490	135.8%
Goodwill and Intangible Assets, Net	13,014	13,014	—%
Total Assets	$337,860	$354,875	(4.8)%
Business Segment Information Attributable to Ben's Equity Holders(1)
Table 3 below presents unaudited segment revenues and segment operating income (loss) for business segments attributable to Ben's equity holders.

Segment Revenues Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$8,189	$8,497	$11,297	(3.6)%	$25,521	$34,124	(25.2)%
Ben Custody	2,944	3,081	5,410	(4.4)%	10,208	16,178	(36.9)%
Corporate & Other	43,951	(158)	(86)	NM	43,833	(820)	NM
Total Segment Revenues Attributable to Ben's Equity Holders(1)	$55,084	$11,420	$16,621	NM	$79,562	$49,482	60.8%

Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1) ($ in thousands)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$(29,167)	$(821)	$(2,853)	NM	$(36,005)	$(462)	NM
Ben Custody	1,989	2,292	3,507	(13.2)%	7,409	9,123	(18.8)%
Corporate & Other	35,834	(9,555)	(8,935)	NM	(47,268)	18,730	NM
Total Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)	$8,656	$(8,084)	$(8,281)	NM	$(75,864)	$27,391	NM
NM - Not meaningful.
(1) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.

Adjusted Business Segment Information Attributable to Ben's Equity Holders(2)
Table 4 below presents unaudited adjusted segment revenue and adjusted segment operating income (loss) for business segments attributable to Ben's equity holders.

Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$8,189	$8,497	$11,297	(3.6)%	$25,521	$34,124	(25.2)%
Ben Custody	2,944	3,081	5,410	(4.4)%	10,208	16,178	(36.9)%
Corporate & Other	(112)	(158)	(86)	29.1%	(230)	(813)	71.7%
Total Adjusted Segment Revenues Attributable to Ben's Equity Holders(1)(2)	$11,021	$11,420	$16,621	(3.5)%	$35,499	$49,489	(28.3)%

Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2) ($ in thousands)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	Change % vs. Prior Quarter	YTD Fiscal 2026	YTD Fiscal 2025	Change % vs. Prior YTD
Ben Liquidity	$(29,167)	$(821)	$(2,853)	NM	$(36,005)	$(457)	NM
Ben Custody	1,989	2,292	4,847	(13.2)%	7,409	13,890	(46.7)%
Corporate & Other	(4,874)	(4,283)	(6,731)	(13.8)%	(15,238)	(24,984)	39.0%
Total Adjusted Segment Operating Income (Loss) Attributable to Ben's Equity Holders(1)(2)	$(32,052)	$(2,812)	$(4,737)	NM	$(43,834)	$(11,551)	NM
NM - Not meaningful.
(1) Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders and Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders are non-GAAP financial measures. For reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures and for the reasons we believe the non-GAAP measures provide useful information, see Non-GAAP Reconciliations.
(2) Segment financial information attributable to Ben’s equity holders is presented to provide users of our financial information an understanding and visual aide of the segment information (revenues, operating income (loss), and adjusted operating income (loss)) that impacts Ben’s Equity Holders. “Ben’s Equity Holders” refers to the holders of Beneficient Class A and Class B common stock and Series B Preferred Stock as well as holders of interests in BCH, which represent noncontrolling interests. For a description of noncontrolling interests, see Item 2 of our Quarterly Report on Form 10-Q for the nine months ended December 31, 2025, and Reconciliation of Business Segment Information Attributable to Ben’s Equity Holders to Net Income Attributable to Ben Common Holders. Such information is computed as the sum of the Ben Liquidity, Ben Custody and Corp/Other segments since it is the operating results of those segments that determine the net income (loss) attributable to Ben’s Equity Holders. See further information in table 5 and Non-GAAP Reconciliations.
Reconciliation of Business Segment Information Attributable to Ben's Equity Holders to Net Income (Loss) Attributable to Ben Common Shareholders
Table 5 below presents reconciliation of operating income (loss) by business segment attributable to Ben's Equity Holders to net income (loss) attributable to Ben common shareholders.

Reconciliation of Business Segments to Net Income (Loss) to Ben Common Shareholders ($ in thousands)	Fiscal 3Q26 December 31, 2025	Fiscal 2Q26 September 30, 2025	Fiscal 3Q25 December 31, 2024	YTD Fiscal 2026	YTD Fiscal 2025
Ben Liquidity	$(29,167)	$(821)	$(2,853)	$(36,005)	$(462)
Ben Custody	1,989	2,292	3,507	7,409	9,123
Corporate & Other	35,834	(9,555)	(8,935)	(47,268)	18,730
Gain on liability resolution	1,996	—	—	1,996	23,462
Income tax expense (allocable to Ben and BCH equity holders)	—	(43)	(713)	(43)	(741)
Net loss attributable to noncontrolling interests - Ben	14,026	9,191	4,844	39,201	15,098
Noncontrolling interest guaranteed payment	(4,765)	(4,693)	(4,489)	(14,082)	(13,268)
Net income (loss) attributable to Ben's common shareholders	$19,913	$(3,629)	$(8,639)	$(48,792)	$51,942

Investor Webcast
Beneficient will host a webcast and conference call to review its third quarter financial results on February 17, 2026, at 5:30 p.m. Eastern Standard Time. The webcast will be available via live webcast from the Investor Relations section of the Company’s website at https://shareholders.trustben.com under Events.
Replay
The webcast will be archived on the Company’s website in the investor relations section for replay for at least one year.
About Beneficient
Beneficient (Nasdaq: BENF) – Ben, for short – is on a mission to democratize the global alternative asset investment market by providing traditionally underserved investors − mid-to-high net worth individuals, small-to-midsized institutions and General Partners seeking exit options, anchor commitments and valued-added services for their funds− with solutions that could help them unlock the value in their alternative assets.
Its subsidiary, Beneficient Fiduciary Financial, L.L.C., received its charter under the State of Kansas’ Technology-Enabled Fiduciary Financial Institution (TEFFI) Act and is subject to regulatory oversight by the Office of the State Bank Commissioner.
For more information, visit www.trustben.com or follow us on LinkedIn.
Contacts
Investors:
Matt Kreps/214-597-8200/mkreps@darrowir.com
Michael Wetherington/214-284-1199/mwetherington@darrowir.com
investors@beneficient.com
Not an Offer of Securities
The information in this communication is for informational purposes only and shall not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities. The securities that are the subject of the Transactions have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Disclaimer and Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to, among other things, demand for our solutions in the alternative asset industry, opportunities for market growth, our ability to identify and negotiate transactions, diversification and size of our loan portfolio and our ability to scale operations and provide shareholder value. These forward-looking statements are generally identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and, in each case, their negative or other various or comparable terminology. These forward-looking statements reflect our views with respect to future events as of the date of this document and are based on our management’s current expectations, estimates, forecasts, projections, assumptions, beliefs and information. Although management believes that the expectations reflected in these forward-looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. All such forward-looking statements are subject to risks and uncertainties, many of which are outside of our control, and could cause future events or results to be materially different from those stated or implied in this document. It is not possible to predict or identify all such risks. These risks include, but are not limited to, our ability to consummate liquidity transactions on terms desirable for the Company, or at all, our ability to maintain compliance with the Nasdaq continued listing requirements, our ability to cure any future deficiencies in compliance with any of the Nasdaq Listing Rules, risks related to the market price of our Class A common stock following the recent reverse stock split, risks related to the substantial costs and diversion of management’s attention and resources due to these matters, and the risk factors that are described under the section titled “Risk Factors” in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document and in our SEC filings. We expressly disclaim any obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

Table 6: CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
(Dollars in thousands, except per share amounts)	2025	2024	2025	2024
Revenues
Investment income (loss), net	$(25,373)	$4,742	$(41,311)	$24,311
Gain (loss) on financial instruments, net (related party of nil, $(8), $(5) and $(546), respectively)	43,845	(523)	44,011	(1,885)
Interest and dividend income	10	10	30	34
Trust services and administration revenues (related party of $8, $8, $23 and $23, respectively)	188	188	554	564
Other income	—	2	—	2
Total revenues	18,670	4,419	3,284	23,026

Operating expenses
Employee compensation and benefits	3,010	2,929	8,770	13,914
Interest expense (related party of $4,016, $3,140, $10,473 and $9,330, respectively)	5,810	3,240	14,123	11,848
Professional services	3,953	5,083	17,241	17,884
Provision for credit losses	—	—	—	1,000
Loss on impairment of goodwill	—	—	—	3,692
Accrual (release) of loss contingency related to arbitration award	—	—	62,831	(54,973)
Other expenses (related party of $714, $723, $2,142 and $2,111, respectively)	1,953	2,680	6,887	8,551
Total operating expenses	14,726	13,932	109,852	1,916
Operating income (loss)	3,944	(9,513)	(106,568)	21,110
(Gain) loss on liability resolution	(1,996)	—	(1,996)	(23,462)
Net income (loss) before income taxes	5,940	(9,513)	(104,572)	44,572
Income tax expense	—	713	43	741
Net income (loss)	5,940	(10,226)	(104,615)	43,831
Plus: Net loss attributable to noncontrolling interests - Customer ExAlt Trusts	4,712	1,232	30,704	6,281
Plus: Net loss attributable to noncontrolling interests - Ben	14,026	4,844	39,201	15,098
Less: Noncontrolling interest guaranteed payment	(4,765)	(4,489)	(14,082)	(13,268)
Net income (loss) attributable to Beneficient common shareholders	$19,913	$(8,639)	$(48,792)	$51,942
Other comprehensive income (loss):
Unrealized (loss) gain on investments in available-for-sale debt securities	(38)	(120)	54	(115)
Total comprehensive income (loss)	19,875	(8,759)	(48,738)	51,827
Less: comprehensive (loss) gain attributable to noncontrolling interests	(38)	(120)	54	(115)
Total comprehensive income (loss) attributable to Beneficient	$19,913	$(8,639)	$(48,792)	$51,942

Net income (loss) per common share (1)
Class A - basic	$1.19	$(10.60)	$(10.30)	$82.41
Class B - basic	$1.19	$(8.16)	$(10.30)	$110.24
Net income (loss) per common share (1)
Class A - diluted	$0.04	$(10.60)	$(10.30)	$0.94
Class B - diluted	$0.04	$(8.16)	$(10.30)	$0.94
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 7: CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31, 2025	March 31, 2025 (1)
(Dollars and shares in thousands)	(unaudited)
ASSETS
Cash and cash equivalents	$7,867	$1,346
Investments, at fair value:
Investments held by Customer ExAlt Trusts (related party of nil and $5)	205,776	291,371
Derivative asset	56,218	—
Other assets, net (related party of $502 and $404)	54,985	49,144
Intangible assets	3,100	3,100
Goodwill	9,914	9,914
Total assets	$337,860	$354,875
LIABILITIES, TEMPORARY EQUITY, AND EQUITY (DEFICIT)
Accounts payable and accrued expenses (related party of $16,857 and $14,733)	$241,795	$156,770
Other liabilities (related party of $28,360 and $19,360)	33,282	24,381
Warrants liability	487	227
Debt due to related parties	100,337	117,896
Total liabilities	375,901	299,274
Redeemable noncontrolling interests
Preferred Series A Subclass 0 Redeemable Unit Accounts, nonunitized	90,526	90,526
Total temporary equity	90,526	90,526
Shareholders’ equity (deficit) (1):
Preferred stock, par value $0.001 per share, 250,000 shares authorized
Series A preferred stock, 0 and 0 shares issued and outstanding as of December 31, 2025 and March 31, 2025, respectively	—	—
Series B preferred stock, 1,543 and 363 shares issued and outstanding as of December 31, 2025 and March 31, 2025, respectively	2	—
Class A common stock, par value $0.001 per share, 625,000 and 625,000 shares authorized as of December 31, 2025 and March 31, 2025, respectively, 14,094 and 1,060 shares issued as of December 31, 2025 and March 31, 2025, respectively, and 14,093 and 1,059 shares outstanding as of December 31, 2025 and March 31, 2025, respectively	14	1
Class B convertible common stock, par value $0.001 per share, 31 shares authorized, 30 and 30 shares issued and outstanding as of December 31, 2025 and March 31, 2025, respectively	—	—
Additional paid-in capital	1,880,489	1,844,496
Accumulated deficit	(2,056,844)	(2,008,052)
Treasury stock, at cost (1 shares as of December 31, 2025 and March 31, 2025)	(3,444)	(3,444)
Accumulated other comprehensive income (loss)	52	(2)
Noncontrolling interests	51,164	132,076
Total equity (deficit)	(128,567)	(34,925)
Total liabilities, temporary equity, and equity (deficit)	$337,860	$354,875
(1) Periods presented have been adjusted to reflect the 1-for-8 reverse stock split on December 15, 2025.

Table 8: Non-GAAP Reconciliations

(in thousands)	Three Months Ended December 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,189	$2,944	$(25,469)	$43,951	$(10,945)	$18,670
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Adjusted revenues	$8,189	$2,944	$(25,469)	$(112)	$(10,945)	$(25,393)

Operating income (loss)	$(29,167)	$1,989	$(66,958)	$35,834	$62,246	$3,944
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	—	—	—	—
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,700	—	1,700
Share-based compensation expense	—	—	—	367	—	367
Legal and professional fees(1)	—	—	—	1,288	—	1,288
Adjusted operating income (loss)	$(29,167)	$1,989	$(66,958)	$(4,874)	$62,246	$(36,764)
(1) Includes legal and professional fees related lawsuits.

(in thousands)	Three Months Ended September 30, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$8,497	$3,081	$(2,783)	$(158)	$(11,400)	$(2,763)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	4	—	—	4
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$8,497	$3,081	$(2,779)	$(158)	$(11,400)	$(2,759)

Operating income (loss)	$(821)	$2,292	$(44,632)	$(9,555)	$34,852	$(17,864)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	4	—	—	4
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	1,656	—	1,656
Share-based compensation expense	—	—	—	462	—	462
Legal and professional fees(1)	—	—	—	3,154	—	3,154
Adjusted operating income (loss)	$(821)	$2,292	$(44,628)	$(4,283)	$34,852	$(12,588)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Three Months Ended December 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$11,297	$5,410	$4,317	$(86)	$(16,519)	$4,419
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	8	—	—	8
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$11,297	$5,410	$4,325	$(86)	$(16,519)	$4,427

Operating income (loss)	$(2,853)	$3,507	$(35,544)	$(8,935)	$34,312	$(9,513)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	8	—	—	8
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	1,340	—	—	(1,340)	—
Goodwill impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award	—	—	—	—	—	—
Share-based compensation expense	—	—	—	804	—	804
Legal and professional fees(1)	—	—	—	1,400	—	1,400
Adjusted operating income (loss)	$(2,853)	$4,847	$(35,536)	$(6,731)	$32,972	$(7,301)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Nine Months Ended December 31, 2025
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$25,521	$10,208	$(41,103)	$43,833	$(35,175)	$3,284
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	5	—	—	5
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Adjusted revenues	$25,521	$10,208	$(41,098)	$(230)	$(35,175)	$(40,774)

Operating income (loss)	$(36,005)	$7,409	$(165,566)	$(47,268)	$134,862	$(106,568)
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	5	—	—	5
Mark to market adjustment on derivative asset	—	—	—	(44,063)	—	(44,063)
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	—	—	—	—	—	—
Goodwill impairment	—	—	—	—	—	—
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	66,187	—	66,187
Share-based compensation expense	—	—	—	1,290	—	1,290
Legal and professional fees(1)	—	—	—	8,616	—	8,616
Adjusted operating income (loss)	$(36,005)	$7,409	$(165,561)	$(15,238)	$134,862	$(74,533)
(1) Includes legal and professional fees related to lawsuits.

(in thousands)	Nine Months Ended December 31, 2024
	Ben Liquidity	Ben Custody	Customer ExAlt Trusts	Corporate/Other	Consolidating Eliminations	Consolidated
Total revenues	$34,124	$16,178	$23,282	$(820)	$(49,738)	$23,026
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	539	7	—	546
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Adjusted revenues	$34,124	$16,178	$23,821	$(813)	$(49,738)	$23,572

Operating income (loss)	$(462)	$9,123	$(96,722)	$18,730	$90,441	$21,110
Mark to market adjustment on interests in the GWG Wind Down Trust	—	—	539	7	—	546
Mark to market adjustment on derivative asset	—	—	—	—	—	—
Intersegment provision for credit losses on collateral comprised of interests in the GWG Wind Down Trust	5	1,340	—	—	(1,345)	—
Goodwill impairment	—	3,427	—	265	—	3,692
Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	—	—	—	(54,973)	—	(54,973)
Share-based compensation expense	—	—	—	5,162	—	5,162
Legal and professional fees(1)	—	—	—	5,825	—	5,825
Adjusted operating income (loss)	$(457)	$13,890	$(96,183)	$(24,984)	$89,096	$(18,638)
(1) Includes legal and professional fees related to lawsuits.

	Three Months Ended December 31,		Nine Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Operating Expenses Non GAAP Reconciliation
Operating expenses	$14,726	$13,932	$109,852	$1,916
Plus (less): Accrual (release) of loss contingency related to arbitration award, including post-judgment interest	(1,700)	—	(66,187)	54,973
Less: Goodwill impairment	—	—	—	(3,692)
Operating expenses, excluding goodwill impairment and release of loss contingency related to arbitration award, including post-judgment interest	$13,026	$13,932	$43,665	$53,197

Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses are non-GAAP financial measures. We present these non-GAAP financial measures because we believe it helps investors understand underlying trends in our business and facilitates an understanding of our operating performance from period to period because it facilitates a comparison of our recurring core business operating results. The non-GAAP financial measures are intended as a supplemental measure of our performance that is neither required by, nor presented in accordance with, U.S. GAAP. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these non-GAAP financial measures may not be comparable to other similarly titled measures computed by other companies, because all companies may not calculate such items in the same way.
We define adjusted revenue as revenue adjusted to exclude the effect of mark-to-market adjustments on related party equity securities that were acquired both prior to and during the Collateral Swap, which on August 1, 2023, became interests in the GWG Wind Down Trust and mark-to-market adjustments on derivative asset related to appreciation forfeiture for shares issued in the limited conversion of BCH Preferred A-1 to Class A common stock. Adjusted Segment Revenues attributable to Ben's Equity Holders is the same as "adjusted revenues" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating income (loss) represents GAAP operating income (loss), adjusted to exclude the effect of the adjustments to revenue as described above, credit losses on related party available-for-sale debt securities that were acquired in the Collateral Swap which on August 1, 2023, became interests in the GWG Wind Down Trust, and receivables from a related party that filed for bankruptcy and certain notes receivables originated during our formative transactions, non-cash asset impairment, share-based compensation expense, and legal, professional services, and public relations costs related to the GWG Holdings bankruptcy, lawsuits, and certain employee matters, including fees & loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director. Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders is the same as "adjusted operating income (loss)" related to the aggregate of the Ben Liquidity, Ben Custody, and Corporate/Other Business Segments, which are the segments that impact the net income (loss) attributable to all equity holders of Beneficient, including equity holders of Beneficient's subsidiary, BCH.
Adjusted operating expenses represent GAAP operating expenses, adjusted to exclude loss contingency accruals (releases), including post judgment interest incurred in arbitration with a former director, and non-cash asset impairment.
These non-GAAP financial measures are not a measure of performance or liquidity calculated in accordance with U.S. GAAP. They are unaudited and should not be considered an alternative to, or more meaningful than, GAAP revenues, GAAP operating expenses, or GAAP operating income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in adjusted operating income (loss) or adjusted segment operating income (loss) attributable to Ben's Equity Holders include capital expenditures, interest payments, debt principal repayments, and other expenses, which can be significant. As a result, adjusted operating income (loss) and/or adjusted segment operating income (loss) attributable to Ben's Equity Holders should not be considered as a measure of our liquidity.
Because of these limitations, Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted Revenues, Adjusted Operating Income (Loss), Adjusted Segment Revenues attributable to Ben's Equity Holders, Adjusted Segment Operating Income (Loss) attributable to Ben's Equity Holders, and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of these non-GAAP financial measures set forth above and not rely on any single financial measure to evaluate our business.